EXHIBIT 10.40

                                   S W A R T Z
                              INSTITUTIONAL FINANCE

                      Surgical Safety Products, Inc. (SURG)
                      Investment Banking Services Agreement

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Company:                      Surgical Safety Products, Inc.  ("Surgical Safety")
Investment Banker:            Dunwoody Brokerage Services, Inc.  d/b/a Swartz Institutional
                              Finace ("Swartz")

Strategic Partnerships,       Entities introduced by Swartz to Surgical Safety and entities
Licensing                     introduced to Surgical Safety by the aforementioned entities shall
Agreements, Mergers           be referred to as "Strategic Partners."  For Strategic Partners, or
and Acquistion                affiliates thereof, who make any investment into Surgical Safety or
Partners introduced by        into whom Surgical Safety makes an investment or enters into a
Swartz:                       strategic partnership, licensing agreement, stock swap deal, merger, acquisition, or any other transaction which Surgical Safety
                              (collectively referred to as Covered Transactions), Surgical Safety shall pay Swartz a fee of X%, as difined in Fee Scale Below, of the dollar amount or value of the transaction between Surgical Safety and Strategic Partners (the "Transaction Value"), payable in cash or
                              Surgical Safety Common Stock ("Stock"), at Swartz's option , at the time of closing of each transaction.  To the extent that Swartz is paid in Stock, then the Stock will be valued at the Market Price (as defined below) on the closing date of such transaction.  In addition to the payment of the cash or Stock fee, Swartz shall receive
                              Warrants to purchase a number of shares of Surgical Safety
                              Common Stock equal to X% of the Transaction Value (divided by)
                              the Market Price on the closing date of such transaction,
                              exercisable at such Market Price.

Transactions with no          The value of any transaction arranged by Swartz, which does not
Defined Transaction           entail a defined dollar denominated Transaction Value, will be
Value:                        defined dollar or Stock value determined by the parties in writing prior to closing (the "Defined Value").  For any such transaction,
                              Swartz shall receive from Surgical Safety X% of the Defined
                              Value, divided by Market Price, exercisable at Market Price.     On
                              such anniversary of the closing date thereafter, a new Defined
                              Value shall be determined by two independant third parties knowledgeabel, and experienced in that particular field or industry, acceptable to both Swartz and Surgical Safety.  In the event the
                              Defined Value on any anniversary is greater than the highest
                              Defined Value upon which Swartz has been compensated (the
                              amount of such difference being referred to as a "Compensation
                              Shortfall"), Swartz shall received the above stated fee and Warrants on such Compensation Shortfall.
                              DKL   RAH
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                          200 Roywell Summit, Suite 285
                  1080 Holcombe Bridge Road, Roswell, GA 30076
                       phone 770.640.8130 fax 770.640.0279
Securities  offered  through  Commodity  Brokerage  Services,  Inc. A negotiated broker/dealer, Atlanta, GA 770.640.0411, Member NASD/SIPC.

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Market Price:                  Market Price shall equal the lesser of (i) the lowest closing bid price of the Common Stock for the 5 trading days immediately preceding date of execution by Surgical Safety a Letter of Intent to complete a
                               Covered transaction, or (ii) the lowest closing bid price of the
                               Common Stock for the 5 trading days immediately preceding
                               closing date of a Covered Transaction.

Other Funding                  In the event Swartz introduces Surgical Safety to a Third Party
sources Introduced by          Funding Source (as defined below), Swartz shall receive a fee equal
Swartz:                        to X% of the amount invested or placed by the Third Party Funding
                               Source plus a number of Warrants equal to X% of the amount invested divided by Market Price exercisable at such Market Price.
                               A Third Party Funding Source is, but not limited to, an Investment
                               Bank, Broker/Dealer or Securities Broker.

Disputes as to                 Should the parties hereto not agree on the Defined Value,
Transaction Value,             Transaction Value, or Market Price as each is defined abouve,
Defined Value, or              Surgical Safety agrees  to forego and not circumvent Swartz with
Market Price.                  respect to any transaction with any Strategic Partners, or any affiliate thereof, until such time as the parties hereto can agree on the Defined Value.

Non-Circumventions:            Any potential Investor or Strategic Partner (a Swartz Client), who
                               Swartz arranges to have discussions with Surgical Safety shall be considered for puposes of this Agreement, the property of Swartz.
                               In the event that Surgical Safety accepts an investment form, makes an investment into, or enters into a strategic partnership, licensing agreement, stock swap deal, merger, acquistion or any other transaction (a "Covered Transaction") with a Swartz Client for a period of 60 months from the date hereof Surgical Safety agrees to pay to Swartz a fee as stated above at the time of closing.

No Obligation:                 Surgical Safety may, in its sole and ablsolute discretion, choose not to close any Strategic Partnership, accept any investments or enter into any other arrangement with any Swartz Client.  Surgical Safety shall have no obligation to pay Swartz any fees or issue any Stock or warrants to Swartz to the extent Surgical Safety rejects an proposed investor, client or transaction.

Fee Scale:                          AMOUNT                         "X"
                               -----------------                 -----------
                               $1 - $5,000,000                   7      6    DKL   RAH
                               $5,000,001 - $10,000,000          6      5    DKL   RAH
                               $10,000,001 - $50,000,000         5      4    DKL   RAH
                               $50,000,001 - $100,000,000        4      3    DKL   RAH
                               $100,000,001+                            3

                               "X" is a flat percentage based on the plateau/breakpoint reached.
                               Example: on a $23 million transaction "X" equals 5% for the full amount.
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